U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On August 12, 2010, the Board of Directors (the "Board") of American Capital, Ltd. (the "Company"), voted to terminate the American Capital Strategies, Ltd. Disinterested Director Retention Plan (the "Plan"), which had been established by the Board on July 27, 2006. All directors of the Company who were not "interested" (as defined by the Investment Company Act of 1940, as amended) and had completed at least one year of service on the Board were eligible to participate in the Plan.

The Plan was a nonqualified deferred compensation plan established for the purposes of attracting and retaining non-employee directors of outstanding competence. The Plan provided for a lump sum payment, which would generally be paid to a participant upon termination of service as a director, equal to the number of full and partial years of service as a director multiplied by the annual director retention fee in place at the time of termination of service. Such payment was made to a separate bookkeeping account maintained on behalf of the participant. On December 11, 2008, after considering the financial condition of the Company, the Board amended the Plan to discontinue any further accruals, and set the benefit that would be paid under the Plan as each participant's number of full and fractional years of service as of December 11, 2008, multiplied by the director retainer of $100,000. The accruals to that date are shown in the chart below, and have been previously recorded as liabilities on our consolidated balance sheets and disclosed as part of director compensation in our annual meeting proxy statements. Each participant had fully vested in his or her account at such time.

On August 12, 2010, the Board considered options with regard to the future of the Plan in the context of the Company having successfully completed a refinancing of its unsecured debt facilities, the significant improvement in the Company's financial condition since December 11, 2008, and other factors. The Board voted to terminate the Plan and immediately pay out all accrued amounts plus an additional termination payment of $50,000. The amounts received by each director upon termination of the Plan are as follows:

Director	Accrual to December 11, 2008	Additional Termination Payment	Total Payment
Mary C. Baskin	$ 950,000	$50,000	$1,000,000
Neil M. Hahl	$1,225,000	$50,000	$1,275,000
Philip R. Harper	$1,225,000	$50,000	$1,275,000
John A. Koskinen	$ 283,333	$50,000	$ 333,333
Stan Lundine	$1,225,000	$50,000	$1,275,000
Kenneth D. Peterson, Jr.	$ 891,667	$50,000	$ 941,667
Alvin N. Puryear	$1,125,000	$50,000	$1,175,000
Malon Wilkus*	N/A	N/A	N/A
	$6,925,001	$350,000	$7,275,001

*Mr. Wilkus, as an officer and employee of the Company, is "interested" and, thus, was not eligible to participate in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: August 18, 2010	By: /s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel
and Secretary